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                                                                    Exhibit 23.1


                         INDEPENDENT AUDITORS' CONSENT




The Board of Directors
Omnicare, Inc.
Suite 1500
100 East RiverCenter Blvd.
Covington, KY 41011



We consent to the incorporation by reference in the Registration Statements (Nos. 2-78161, 33-34635, 33-48209, 33-88856, 333-02667, 333-45801, 333-48067,
and 333-53637) on Form S-8 of Omnicare, Inc.; (No. 333-53749) on Form S-4 of Omnicare, Inc.; and (Nos. 33-81644, 33-83752, 33-59689, 33-62965, 333-07695,
333-00635, 333-33279, 333-36665, 333-45825, 333-48059, 333-57731, and 333-64441)
on Form S-3 of Omnicare, Inc., of our report dated October 24, 1998, with respect to the balance sheet of Extendicare Health Services, Inc. Pharmacy Operations as of December 31, 1997 and the related statements of net earnings, changes in equity and cash flows for the year ended December 31, 1997, which report appears in the Form 8-K/A of Omnicare, Inc., dated November 30, 1998.





                                        /s/ KPMG Peat Marwick LLP
                                        -------------------------
                                        KPMG Peat Marwick LLP




Milwaukee, Wisconsin
November 30, 1998